Exhibit 99.1

Digimarc Reports First Quarter 2017 Financial Results

Beaverton, Ore. — April 26, 2017 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Results

Revenue for the first quarter of 2017 totaled $6.1 million compared to $5.6 million in the same quarter a year-ago. The increase was primarily due to higher service revenue.

Operating expenses for the first quarter of 2017 totaled $10.2 million compared to $8.9 million in the first quarter of 2016. The increase was primarily due to higher investments in sales, marketing, and engineering as the company continues to address important opportunities in market development and delivery for Digimarc Discover and Digimarc Barcode.

Operating loss for the first quarter of 2017 totaled $6.4 million compared to an operating loss of $5.5 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses.

Net loss for the first quarter of 2017 totaled $6.2 million or $(0.61) per diluted share, compared to a net loss of $5.4 million or $(0.64) per diluted share in the first quarter of 2016.

At quarter-end, cash, cash equivalents and marketable securities totaled $56.2 million, compared to $60.5 million at December 31, 2016.

Conference Call

Digimarc will hold a conference call later today (Wednesday, April 26, 2017) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 8340849

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes approximately 1,100 U.S. and foreign patents and pending patent applications. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2017	2016
Revenue:
Service	$3,696	$3,250
Subscription	1,445	1,463
License	950	867
Total revenue	6,091	5,580

Cost of revenue:
Service	1,635	1,432
Subscription	556	662
License	118	96
Total cost of revenue	2,309	2,190

Gross profit:
Service	2,061	1,818
Subscription	889	801
License	832	771
Total gross profit	3,782	3,390

Gross margin:
Service	56%	56%
Subscription	62%	55%
License	88%	89%
Percentage of gross profit to total revenue	62%	61%

Operating expenses:
Sales and marketing	3,992	2,955
Research, development and engineering	3,459	3,305
General and administrative	2,385	2,170
Intellectual property	392	434
Total operating expenses	10,228	8,864

Operating loss	(6,446)	(5,474)

Other income, net	118	46

Loss before income taxes	(6,328)	(5,428)

Benefit (provision) for income taxes	110	(7)
Net loss	$(6,218)	$(5,435)

Earnings (loss) per common share:
Loss per common share - basic	$(0.61)	$(0.64)
Loss per common share - diluted	$(0.61)	$(0.64)
Weighted average common shares outstanding - basic	10,161	8,533
Weighted average common shares outstanding - diluted	10,161	8,533

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents (1)	$13,135	$11,638
Marketable securities (1)	43,050	44,496
Trade accounts receivable, net	3,804	5,078
Other current assets	1,625	1,695
Total current assets	61,614	62,907
Marketable securities (1)	—	4,392
Property and equipment, net	3,767	3,570
Intangibles, net	6,399	6,422
Goodwill	1,114	1,114
Other assets	276	331
Total assets	$73,170	$78,736

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,398	$1,523
Deferred revenue	2,448	2,923
Total current liabilities	3,846	4,446
Deferred rent and other long-term liabilities	1,066	956
Total liabilities	4,912	5,402

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	11	11
Additional paid-in capital	122,152	120,985
Accumulated deficit	(53,955)	(47,712)
Total shareholders' equity	68,258	73,334

Total liabilities and shareholders' equity	$73,170	$78,736

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $56,185 and $60,526 at March 31, 2017 and December 31, 2016, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,218)	$(5,435)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	299	339
Amortization and write-off of intangibles	257	290
Stock-based compensation	1,503	1,283
Changes in operating assets and liabilities:
Trade accounts receivable	1,274	2,320
Other current assets	70	91
Other assets	55	24
Accounts payable and other accrued liabilities	128	(663)
Deferred revenue	(498)	(457)
Net cash used in operating activities	(3,130)	(2,208)

Cash flows from investing activities:
Purchase of property and equipment	(605)	(490)
Capitalized patent costs	(200)	(217)
Maturity of marketable securities	16,399	14,277
Purchase of marketable securities	(10,561)	(6,081)
Net cash provided by investing activities	5,033	7,489

Cash flows from financing activities:
Exercise of stock options	177	145
Purchase of common stock	(583)	(520)
Net cash used in financing activities	(406)	(375)

Net increase in cash and cash equivalents (2)	$1,497	$4,906

Cash, cash equivalents and marketable securities at beginning of period	60,526	39,186
Cash, cash equivalents and marketable securities at end of period	56,185	35,896
(2) Net decrease in cash, cash equivalents and marketable securities	$(4,341)	$(3,290)

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